Exhibit 5.1

Davis Polk & Wardwell llp 900 Middlefield Road Redwood City, CA 94063 davispolk.com

August 6, 2026

Equinix, Inc.

One Lagoon Drive

Redwood City, California 94065

Equinix Europe 2 Financing Corporation LLC

One Lagoon Drive

Redwood City, California 94065

Ladies and Gentlemen:

Equinix, Inc., a Delaware corporation (the “Parent”) and Equinix Europe 2 Financing Corporation LLC, a Delaware limited liability company (the “Europe 2 Finco”) have filed with the Securities and Exchange Commission a post-effective amendment no. 3 to the Registration Statement on Form S-3 (File No. 333-275203) (as amended, the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), certain securities, including $850,000,000 aggregate principal amount of the Parent’s 5.000% Senior Notes due 2029 (the “2029 Notes”), $850,000,000 aggregate principal amount of the Europe 2 Finco’s 5.250% Senior Notes due 2031 (the “2031 Notes”), fully and unconditionally guaranteed by the Parent (the “Guarantee”, and, together with the 2031 Notes, the “2031 Securities”), $650,000,000 aggregate principal amount of the Parent’s 5.500% Senior Notes due 2033 (the “2033 Notes”) and $650,000,000 aggregate principal amount of the Parent’s 5.800% Senior Notes due 2036 (the “2036 Notes”). The 2029 Notes, the 2031 Notes, the 2033 Notes and the 2036 Notes are referred to herein as the “Notes,” and the Notes together with the Guarantee are referred to herein as the “Securities”.

The 2029 Notes are to be issued pursuant to the provisions of the Indenture dated as of December 12, 2017 (the “Parent Base Indenture”) by and between the Parent and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the Twenty-First Supplemental Indenture dated as of August 6, 2026 by and between the Parent and the Trustee (together with the Parent Base Indenture, the “2029 Notes Indenture”). The 2033 Notes are to be issued pursuant to the provisions of the Parent Base Indenture as supplemented by the Twenty-Second Supplemental Indenture dated as of August 6, 2026 by and between the Parent and the Trustee (together with the Parent Base Indenture, the “2033 Notes Indenture”). The 2036 Notes are to be issued pursuant to the provisions of the Parent Base Indenture as supplemented by the Twenty-Third Supplemental Indenture dated as of August 6, 2026 by and between the Parent and the Trustee (together with the Parent Base Indenture, the “2036 Notes Indenture”). The 2029 Notes, the 2033 Notes and the 2036 Notes are to be sold pursuant to the Underwriting Agreement dated July 30, 2026 (the “Parent Underwriting Agreement”) between the Parent and the several underwriters named therein (the “2029 Notes, 2033 Notes and 2036 Notes Underwriters”).

The 2031 Securities are to be issued pursuant to the provisions of the Indenture dated as of March 18, 2024 (the “Europe 2 Finco Base Indenture”) by and among the Europe 2 Finco, the Parent and the Trustee, as supplemented by the Ninth Supplemental Indenture dated as of August 6, 2026 by and among the Europe 2 Finco, the Parent and the Trustee (together with the Europe 2 Finco Base Indenture, the “2031 Notes Indenture”). The 2029 Notes Indenture, the 2031 Notes Indenture, the 2033 Notes Indenture and the 2036 Notes Indenture are referred to herein as the “Indentures.”) The 2031 Securities are to be sold pursuant to the Underwriting Agreement dated July 30, 2026 (the “Europe 2 Finco Underwriting Agreement”) among the Europe 2 Finco, the Parent and the several underwriters named therein (the “2031 Notes Underwriters”, and, together with the 2029 Notes, 2033 Notes and 2036 Notes Underwriters, the “Underwriters”).

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials and officers of the Europe 2 Finco and the Parent that we reviewed were and are accurate and (vi) all representations made by the Europe 2 Finco and the Parent as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion:

1.	When the 2029 Notes, the 2033 Notes and the 2036 Notes have been duly executed and authenticated in accordance with the provisions of the 2029 Notes Indenture, the 2033 Notes Indenture and the 2036 Notes Indenture, respectively, and delivered to and paid for by the 2029 Notes, 2033 Notes and 2036 Notes Underwriters pursuant to the Parent Underwriting Agreement, the 2029 Notes, the 2033 Notes and the 2036 Notes will constitute valid and binding obligations of the Parent, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to (w) the enforceability of any waiver of rights under any usury or stay law, (x) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above, or (y) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Notes to the extent determined to constitute unearned interest.

2.	When the 2031 Notes have been duly executed and authenticated in accordance with the provisions of the 2031 Notes Indenture and delivered to and paid for by the 2031 Notes Underwriters pursuant to the Europe 2 Finco Underwriting Agreement, the 2031 Notes will constitute valid and binding obligations of Europe 2 Finco, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to (w) the enforceability of any waiver of rights under any usury or stay law, (x) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above, or (y) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Notes to the extent determined to constitute unearned interest.

3.	The Guarantee, when the 2031 Notes have been duly executed and authenticated in accordance with the provisions of the 2031 Notes Indenture and delivered to and paid for by the 2031 Notes Underwriters pursuant to the Europe 2 Finco Underwriting Agreement, will be valid and binding obligations of the Parent, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to (w) the enforceability of any waiver of rights under any usury or stay law, (x) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (y) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Notes to the extent determined to constitute unearned interest.

August 6, 2026	2

In addition, we have assumed that the Indentures and the Notes (collectively, the “Documents”) are valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Europe 2 Finco and the Parent). We have also assumed that the execution, delivery and performance by each party to each Document to which it is a party (a) are within its corporate powers, (b) do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of such party, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon such party, provided that we make no such assumption to the extent that we have specifically opined as to such matters with respect to the Europe 2 Finco and the Parent.

We are members of the Bars of the States of New York and California and the foregoing opinions are limited to the laws of the States of New York and California, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act, except that we express no opinion as to (i) any law, rule or regulation that is applicable to the Europe 2 Finco or the Parent, the Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security.

We hereby consent to the filing of this opinion as an exhibit to a report on Form 8-K to be filed by the Parent on the date hereof and its incorporation by reference into the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the prospectus supplement which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP

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